EXHIBIT 4.03

                               DATED 10 June 1994

                              MICRO FOCUS GROUP PLC

                                     - and -

                          MICRO FOCUS TRUSTEES LIMITED

                       --------------------------------

                                      DEED

                                  constituting

                           EMPLOYEE BENEFIT TRUST 1994

                       --------------------------------

                                      INDEX

Clause Heading                            Clause Number     Page Number
--------------                            -------------     -----------
INTERPRETATION                            1                 1
      Definition                          1.l               1
      Statutory References                1.2               2
      Clause Headings                     1.3               3
      References to clauses               l.4               3
      References to persons               1.5               3
      Each Gender                         1.6               3

TITLE                                     2                 3

CONSTITUTION OF TRUSTS AND POWER TO ACCEPT
ADDITIONAL ASSETS                         3                 3

PRIMARY TRUSTS                            4                 3
      Trusts                              4.1               3
      Trust Appointments                  4.2               4
      Employees' Share Schemes            4.3               4
      Appointments not affecting
      prior payments                      4.4               4
      Expiration of Trust Period          4.5               4
      Dividend Waiver                     4.6               5

TRUSTS IN DEFAULT OF APPOINTMENT          5                 5
      Application of Trust Fund           5.1               5
      Accumulation of Income              5.2               5

ULTIMATE TRUSTS                           6                 5

REQUESTS BY THE BOARD                     7                 5
      Board Requests                      7.1               5
      Obligations of the Trustees         7.2               6

POWERS, PROTECTION AND REMUNERATION
OF THE TRUSTEES                           8                 6
      Powers                              8.1               6
      Protection                          8.2               6
      Remuneration                        8.3               7
      Corporate Trustees                  8.4               7
      Professional Trustees               8.5               7
      Connected Persons                   8.6               7
      Commission                          8.7               7

APPOINTMENT, REMOVAL  AND  RETIREMENT
OF TRUSTEES                               9                 7
      Appointment                         9.1               7
      Minimum Number                      9.2               7
      Termination                         9.3               8
      Retirement                          9.4               8
      Removal                             9.5               8
      Transfer of Trust Fund              9.6               8

ADMINISTRATION                            10                8

VARIATION AND RECTIFICATION               11                8

PROPER LAW                                12                8
Proper Law and Jurisdiction               12.1              8
Forum                                     12.2              9
Change of Proper Law                      12.3              9

EXCLUSION OF THE COMPANY                  13                9

THE FIRST SCHEDULE                                          10
Sub-Clause 8.1: Trustees' Powers
THE SECOND SCHEDULE                                         15
Sub-Clause 8.2: Trustees' Protection
THE THIRD SCHEDULE                                          17
Clause 10: Administration

THIS DEED is made the 10th day of June 1994                          [50p Stamp]

BETWEEN:

(1) MICRO FOCUS GROUP PLC whose registered office is at 26 West Street Berkshire RG13 1JT ("the Company"); and

(2) MICRO FOCUS TRUSTEES LIMITED whose registered office is at Le Gallaise Chambers 54 Bath Street St Helier Jersey JE4 8YD Channel Islands ("the Trustees" which expression shall where the context so admits include the trustee or trustees for the time being hereof)

WHEREAS

(A) The Board has resolved that in order to enhance the profitability of the Company's trade it is desirable to provide incentives related to the holding of shares in the capital of the Company

(B) Accordingly, with the intention of encouraging or facilitating the holding of shares in the Company for the purpose of enabling such incentives to be provided, the Board has resolved to create the trusts established below

(C) The Company has paid or is about to pay to the Trustees the sum of GBP 100 (by way of gift) and it is anticipated that further monies may hereafter be provided to the Trustees (whether by way of gift or otherwise) by the Group Companies (as defined below)

NOW THE DEED IRREVOCABLY WITNESSETH as follows:

1.    INTERPRETATION

      1.1   Definitions:      In this Deed:

            "Beneficiary"     means any individual (including an executive
                              director but excluding any Participator) who for the time being is:

                              (a) a bona fide employee or former employee of any Group Company; or

                              (b) the wife, husband, widow or widower or a child or stepchild under the age of eighteen of any such employee or former employee

            "Board" means the Board of Directors for the time being of the Company or a duly constituted committee thereof or duly constituted thereby;

            "Employees'
            share scheme"     means any scheme within the definition
                              contained in section 743 Companies Act 1985;

      "Group" means the group of companies which for the time being comprises the Company and any body corporate which is for the time being within the same group as the Company within the meaning of section 207(1) Financial Services Act 1986;

      "Group company"   means a company which is for the time being a member
                        of the Group;

      "Interest in      means any interest in Shares less than full
       Shares"          beneficial ownership (including without limitation an
                        interest in the proceeds of sale of any Shares, an option or a right of pre-emption) and any entitlement in respect of or right over dividends or voting rights attached to any Shares;

      "Participator"    means any person in relation to the trusts established
                        by this Deed who for the time being falls within the definition of "participator" for the purposes of section
                        13 and Part IV of the Inheritance Tax Act 1984, or any person deemed to be a "settlor" hereof for the purposes of Part XV of the Income and Corporation Taxes Act 1988 or the spouse of any such person or persons;

      "Shares" means shares or debentures within the meaning of paragraph 20(4) of Schedule 1 to the Financial Services Act 1986 of or issued by any Group Company and (for the avoidance of any doubt) shall include such shares as may be, appropriate for the purposes of any employees' share scheme of the Group or any Group Company from time to time as the result of any takeover reconstruction amalgamation or other event affecting the Group and its shares;

      "This Deed"       means this trust deed as amended from time to time;

      "the Trust Fund"  means all Shares and monies transferred or paid to and accepted by the Trustees as subject to the trusts hereof and all additions thereto by way of income, capital accretion or otherwise and the monies for the time being representing such Shares, monies and additions or any part or parts thereof;

      "the Trust
       Period" means the period of eighty years less one day commencing with the date hereof (which period and no other shall be the applicable perpetuity period) or such other date as the Trustees shall by deed specify (not being a date earlier than the date of execution of such deed Provided That the Trust Period shall not in any event exceed the day which is eighty years less one day after the date hereof)

      1.2 Statutory References: Any reference to any provision of any Act of Parliament or Statutory Instrument shall constitute a reference to the same as modified re-enacted or extended from time to time.

      1.3   Clause Headings:  shall be ignored in interpretation.

      1.4 References to clauses sub-classes paragraphs and schedules are to clauses sub-clauses paragraphs and schedules of this Deed.

      1.5 References to persons shall include references to corporations and to unincorporated associations.

      1.6    Each Gender includes each other gender.

2.    TITLE

      The trusts hereby constituted shall be entitled and referred to as "The Micro Focus Group Employee Benefit Trust 1994" or such other name as the Company and the Trustees may from time to time agree in writing between them.

3.    CONSTITUTION OF TRUSTS AND POWER TO ACCEPT ADDITIONAL ASSETS

      The Trustees shall stand possessed of the Trust Fund upon, with and subject to the trusts, powers and provisions of this Deed or imposed by law on and concerning the same and the Trustees shall have the right at any time during the Trust Period to accept such additional money as the Company may in its absolute discretion pay or arrange for any of the Group to pay directly or indirectly to the Trustees.

4.    PRIMARY TRUSTS

      4.1 Trusts: The Trustees shall hold the Trust Fund and the income thereof:

            (a) upon trust to establish, facilitate, assist, participate in and otherwise for the purposes of any one or more employees' share scheme(s) for the benefit of all or any one or more, exclusive of the other or others, of the Beneficiaries as the Trustees from time to time in their absolute discretion determine, including (without limiting the foregoing) acquiring, disposing of and granting rights over Shares and Interests in Shares for the purposes of any such scheme or schemes (whether immediately or at some future time) in such manner and on such terms as the Trustees from time to time think fit;

            (b) subject to the preceding paragraph 4.1(a) upon such trusts for the benefit of all or any one or more, exclusive of the other or others, of the Beneficiaries in such shares or proportions and at such time or times and subject to such conditions, provisions, limitations and restrictions and generally in such mariner in all respects as the Trustees may in their absolute discretion at any time during the Trust Period revocably or irrevocably decide to appoint but so that any revocable appointment if not revoked before the date of expiration of the Trust Period, shall become irrevocable at that date.

      4.2 Trust Appointments: In any such appointment the Trustees may declare that the whole or any part or parts of the capitol or the income of the Trust Fund shall be held upon such trusts for any one or more of the Beneficiaries and subject to such powers and provisions and generally inn such manner as the Trustees shall think fit with power to appoint separate trustees of the property of which trusts shall be so declared and to provide in such declaration for the appointment of new or additional such separate trustees

            AND PROVIDED THAT:-

            (a) all interests so created shall vest (it at all) not later than the date of expiration of the Trust Period; and

            (b) the Trustees shall be discharged from any further responsibility for any part of the Trust Fund transferred to any of the Beneficiaries or to such separate trustees; and

            (c)   such declaration may be revocable or irrevocable; and

            (d) such trusts, powers and provisions may be similar or dissimilar to those contained herein and may include, without limitation, provisions for the accumulation of income for any fixed, terminable or other period permitted by law and the reservation or delegation to the Trustees or any person or persons of the like discretions as to the dispositions of the capital and income of that part of the Trust Fund in respect of which any such declaration shall be made in favour of the objects thereof as are conferred upon the Trustees in relation to the Beneficiaries hereunder.

      4.3 Employees' Share Schemes: Without limiting the powers and discretions of the Trustees or the provisions of this Deed, the Trustees may make such provisions and arrangements and enter into such agreements (in particular option agreements and agreements with any Group Company or other person or persons in relation to any option agreements) and otherwise conduct themselves in relation to any Shares or other part of the Trust Fund as they in their absolute discretion shall consider appropriate to further the objectives of any employees' share scheme established by or at the instigation of any Group Company for or in respect of any or all of the Beneficiaries.

      4.4 Appointments not affecting prior payments: Appointments made under sub-clause 4.2 shall not affect any payment or application of all or any part of the Trust Fund or the income thereof previously made under any other power conferred by this Deed or by law.

      4.5 Expiration of Trust Period: After the expiration of the Trust Period the Trustees shall not offer any further Shares or loans to Beneficiaries nor subscribe for or purchase any further Shares for issue, re-sale or gift to Beneficiaries save to acquire such Shares as are necessary to satisfy either any options over Shares previously granted by them to Beneficiaries or any obligations relating to any options over Shares previously granted by any Group Company or other person or persons to Beneficiaries.

      4.6 Dividend Waiver: The Trustees shall waive their rights to receive all but 0.001p of any dividend accruing to any Shares.

5.    TRUSTS IN DEFAULT OF APPOINTMENT

      5.1 Application of Trust Fund: During the Trust Period until, subject to and in default of any such appointment under clause 4 the Trustees may at any time pay or apply all or any part of the capital or the income of the Trust Fund to or for the benefit of all or any one or more, exclusive of the other or others, of the Beneficiaries and in such shares and proportions if more than one and in such manner generally as the Trustees shall in their discretion think fit.

      5.2 Accumulation of Income: Notwithstanding the provisions of sub-clause 5.1, at any time during the Trust Period the Trustees at their discretion may accumulate the whole or any part of the income of the Trust Fund by way of compound interest investing it and the resultant income thereof in the acquisition of any investments or other property authorised hereunder and all accumulations of income so made shall be held as additions to the capital of the Trust Fund for all purposes.

6.    ULTIMATE TRUSTS

      Subject to and in default of any appointment, payment or application thereof and so far as not wholly disposed of for any reason whatever, at the expiration of the Trust Period the Trustees shall stand possessed of the Trust Fund and the income thereof UPON TRUST for all or any one or more, exclusive of the other or others, of the Beneficiaries in such shares and proportions if more than one and generally in such manner as, prior to expiration of the Trust Period, the Trustees in their absolute discretion may decide and in default of and subject to such determination UPON TRUST for such Beneficiaries as shall be living at the expiration of the Trust Period in equal shares absolutely and if there shall be no such Beneficiaries then living UPON TRUST for such charitable purposes as the Trustees shall in their absolute discretion determine.

7.    REQUESTS BY THE BOARD

      7.1 Board Requests: In the exercise of their powers and discretions the Trustees shall give due consideration to, and (without limiting any power otherwise available to them) shall have express power to act or refrain from acting in compliance with, any request or recommendation to them by the Board that they:

            (a) offer to sell such number of Shares on such terms as the Board requests to any Beneficiary or other person whom the Board shall select;

            (b) offer to sell such number of Shares on such terms as the Board requests to the trustees of any other employees' share scheme established by the Company or by any other Group Company or by any other member of another group of companies of which the Group for the time being forms part;

            (c) offer to grant an Interest in Shares in such number of Shares on such terms as the Board may request to any Beneficiary whom the Board may select;

            (d) transfer by way of gift such number of Shares as the Board may from time to time request to any Beneficiary whom the Board may select;

            (e) transfer to any Beneficiary any number of Shares in respect of which that Beneficiary has exercised any option granted to him by any Group Company under any employee share scheme established or operated by any Group Company, against payment to the Trustees of the purchase price for those Shares payable by that Beneficiary pursuant to exercise of such option;

            (f) purchase any Shares held by a Beneficiary whether pursuant to any option to purchase the same from him granted by any person under any such employees' share scheme or otherwise:

            (g) offer to lend money or guarantee a loan on such terms as the Board may specify to any Beneficiary whom the Board may select for the purposes of enabling him to acquire any Shares which may be offered to him pursuant to paragraph 7.1(a) or otherwise;

            (h) waive in whole or in part any dividend or interest which would otherwise be or become payable upon any Shares held by the Trustees;

            (i) enter into any agreement (including any option agreement which may require the Trustees to purchase or sell Shares) providing for any of the foregoing.

      7.2 Obligations of the Trustees: If the Board makes any request to the Trustees as referred to in the preceding sub-clause:

            (a) the Trustees shall not be obliged to comply with any such request from the Board but if in their unfettered discretion they do so comply they shall be deemed to have acted in compliance with a duty imposed upon them by this Deed and not simply in exercise or a power conferred upon them;

            (b) the Trustees may transfer any Shares pursuant to this clause only in accordance with the relevant Articles of Association for the time being;

            (c) the Trustees may transfer Shares to the trustees of any other employees' share scheme only if such Shares are to be held on behalf of or acquired by the transferees upon trust exclusively for persons who include the Beneficiaries unless such transfer is for full value;

            (d) the Trustees shall incur no liability nor have any responsibility for any loss directly or indirectly suffered by the Trust Fund or by a Beneficiary or other person as a direct or indirect result of complying with any such request by the Board with which it is within the power of the Trustees to comply.

8.    POWERS, PROTECTION AND REMUNERATION  OF THE TRUSTEES

      8.1 Powers: The Trustees shall have the powers set out in the First Schedule, the provisions of which shall effect as if contained herein.

      8.2 Protection: The Trustees shall have the benefit of the protections set out in the Second Schedule, the provisions of which shall have effect as if contained herein.

      8.3 Remuneration: Any Trustee shall be entitled to receive and retain as remuneration for his services hereunder such reasonable sum or sums having regard to his duties and responsibilities notwithstanding that he may also be an officer or employee of the Company or of any other Group Company.

      8.4 Corporate Trustees: Any corporate Trustee shall be entitled to act as a Trustee on its usual terms and conditions in force from time to time including (in addition to reimbursement of such company's proper expenses, costs and other liabilities) the right to remuneration and the incidence thereof and in addition such company or any person connected with such company being a banker, broker, investment adviser or engaged in any other profession, business or trade may act in such capacity without accounting for any resultant profit and may perform any service on behalf of the Trustees and on the same terms as with a customer.

      8.5 Professional Trustees: Any Trustee or person connected with a Trustee who is a solicitor, accountant, stockbroker or other person engaged in any profession, business or trade shall be entitled to charge, be reimbursed and be paid out of the Trust Fund his usual professional or other charges for work or business done or transacted or time expended by him or his firm or any employee or partner of his in the execution or otherwise in relation to the trusts hereof, including acts which a Trustee not being in that or any profession business or trade could have done.

      8.6 Connected Persons: Nothing in this Deed shall prevent any Trustee or any person connected with a Trustee from contracting or entering into any financial, banking or other transaction with the Trustees or any company or body any of whose shares or securities form part of the Trust Fund or from being interested in any such contract or transaction and the Trustees shall not be liable to account to any person interested hereunder for any profit or benefit made or derived by the Trustees thereby or in connection therewith.

      8.7 Commission: None or the Trustees or any person connected with a Trustee shall be liable to account for any commission remuneration or other profits received by him notwithstanding that such commission, remuneration or other profit is payable as a direct or indirect result of any dealing with property subject to the trusts hereof or of the exercise by him or by the Trustees of voting rights attached to securities held by them or by any abstention from exercising such voting rights.

9.    APPOINTMENT, REMOVAL AND RETIREMENT OF TRUSTEES

      9.1 Appointment: The power of appointing new or additional trustees shall be vested in the Company and the Company may appoint a new or additional Trustee who may be a director of the Company or which may be a company of which the directors are also directors of the Company. For the avoidance of doubt any person wheresoever resident may be appointed as a Trustee.

      9.2 Minimum Number: There shall be no requirement that there be more than one Trustee.

      9.3 Termination: The office of a Trustee shall be ipso facto determined and vacated if such Trustee being an individual shall be found to be of unsound mind or if he shall became subject to any proceedings under any bankruptcy or insolvency laws applicable to him or if such Trustee being a company shall enter into liquidation or dissolution whether compulsory or voluntary (not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction).

      9.4 Retirement: A Trustee may retire at any time upon giving to the Company not less than one month's written notice (or such shorter period as the Company may accept) without assigning any reason therefor and without being responsible for any costs occasioned by such retirement.

      9.5 Removal: The Company may at any time by resolution of the Board remove any person from the office of trustee without assigning any reason therefor.

      9.6 Transfer of Trust Fund: Upon any appointment of a new Trustee or new Trustees all monies and investments representing the Trust Fund shall be paid or transferred to or placed under the control of such new Trustee or new Trustees with the other Trustee or Trustees hereof for the time being and all acts deeds and things necessary for such purposes shall be done and executed and all costs of and incidental thereto shall be paid by the Trustees out of the Trust Fund as they shall in their absolute discretion from time to time decide.

10.   ADMINISTRATION

      The provisions of the Third Schedule shall have effect as if herein set out at length.

11.   VARIATION AND RECTIFICATION

      The Trustees (with the consent of the Company) shall have power from time to time in such manner in all respects (but subject as hereinafter provided) as the Trustees may consider expedient by deed to alter or add to any of the provisions of this Deed Provided That no such alteration or addition shall be effective if as a result:

      (a)   this Trust would cease to be an employees' share scheme; or

      (b) this Trust would cease to be a trust which satisfies the conditions set out in section 86 of the Inheritance Tax Act 1984; or

      (c)   any Group Company could be a Beneficiary under this Trust; or

      (d) the Trust Period would extend beyond the end of the perpetuity period specified in this Deed.

12.   PROPER LAW

      12.1 Proper Law and Jurisdiction: Subject to sub-clause 12.3, this Deed shall be governed and construed in all respects in accordance with the laws of England and subject to the non-exclusive jurisdiction of the English Courts to which the Trustees hereby submit.

      12.2 Forum: The English Courts shall be the forum for the administration of the trusts hereof.

      12.3 Change of Proper Law: Notwithstanding anything contained in this Deed the Trustees may from time to time declare in writing that the trusts hereby constituted shall from the date of such declaration take effect in accordance with the law of some other place in any part of the world and as from the date of such declaration the law of the place name therein shall be the law applicable hereto but subject to the power conferred by this clause and until any further declaration be made thereunder PROVIDED ALWAYS that so often as any such declaration as aforesaid shall be made the Trustees may make such consequential alterations or additions in or to the trusts, powers and provisions of this Deed as the Trustees may consider necessary or desirable to ensure that such trusts, powers and provisions shall (mutatis mutandis) be as valid and effective as they are under the laws of England.

13.   EXCLUSION OF THE COMPANY

      Notwithstanding any other provision contained in this Deed the Trustees shall not pay or transfer to or apply for the benefit of any Group Company any part of the Trust Fund.

IN WITNESS whereof the Company and the Trustees have caused this Deed to be executed as a deed on the date first above written.

                               THE FIRST SCHEDULE

                        Sub-Clause 8.1 'Trustees' Powers

Express Powers: In addition and without prejudice to all other powers from time to time available to them under statute or in law generally or otherwise the Trustees shall have the following powers PROVIDED THAT the Trustees shall not exercise any of their powers so as to conflict with the beneficial provisions of this Deed:

1. Dealings in Shares: To acquire by subscription, purchase or otherwise and retain or sell or otherwise dispose of any Shares or any Interest in Shares from or to any person and without limitation to transfer, grant or otherwise dispose of to any Beneficiary any Shares or any Interest in Shares or any right to acquire Shares pursuant to the terms of any employees' share scheme or otherwise (and in particular but without limitation to satisfy any option granted to any Beneficiary by any Group Company in the course of or pursuant to any employees' share scheme) on such terms as the Trustees think fit and whether or not at full value.

2. Application of Trust Fund: Prior to the investment of any monies for the time being forming part of the Trust Fund in the purchase of Shares or Interests in Shares:

      (a) To retain any of the same in an interest bearing account for so long as the Trustees may think fit;

      (b) To lend any of the same to any Group Company against the issue of a loan note or other security for the same in such form and upon such terms as to repayment, interest, security or otherwise as the Trustees from time to time think fit; and

      (c) To lend any of the same to any Beneficiary upon such terms as to repayment, interest, security or otherwise as the Trustees from time to time think fit.

      PROVIDED THAT

            (i) no loan shall be made upon terms that repayment may be made after the expiration of the Trust Period;

            (ii) no monies shall be lent to any Group Company other than upon arm's length commercial terms without any element of bounty;

            (iii) in so far as any monies for the time being lent by any Group
                  Company to the Trust Fund are lent by the Trustees to a Beneficiary then in so far as the Trustees receive interest thereon a sum equivalent thereto shall be paid by way of interest by the Trustees to such Group Company;

            (iv) the Trustees shall not be entitled to exercise the powers afforded to them by these paragraphs (a), (b) and (c) in so far as such exercise would mean that the trusts hereby created constitute a "collective investment scheme" as defined by section 75 of the Financial Services Act 1986 for so long as the same is unlawful pursuant to the said Act; and

            (v) the Trustees shall give consideration to such other requirements of the Financial Services Act 1986 and requirements of law for the time being applicable before and upon exercising such powers.

3. Maintenance and Accumulation: To apply income for maintenance and to accumulate surplus income in either case as provided by Section 31

      Trustee Act 1925 which shall apply as if:

      (a) the words "may, in all the circumstances, be reasonable" had been omitted from paragraph (i) of subsection (1) thereof and the words "the Trustees may think fit" had been substituted therefor; and

      (b) the proviso at the end of subsection (1) thereof had been omitted therefrom.

4. Advancement: To pay or apply any money securities or other assets comprised in the Trust Fund or any part thereof as provided by Section 32 of the Trustee Act 1925 which shall apply as if the words "one half of" were omitted from proviso (a) of subsection (i) thereof.

5. Borrowing: To borrow money on such terms and conditions as to interest, repayment and otherwise as they may think fit and whether upon the security of the whole or any part or parts of the Trust Fund or upon the personal covenant of the Trustees (subject to such restrictions in that behalf as the Trustees think fit) and to apply such borrowed monies for such of those purposes for which the Trustees are permitted to use or apply the Trust Fund.

6. Exclusion of Beneficiaries: With the written consent of the Board, to declare by deed or deeds revocable or irrevocable that any person or persons or class or classes of person who is or could become one of the Beneficiaries shall cease to be or (as the case may be) shall be incapable of becoming one of the Beneficiaries or of receiving any or any further benefit hereunder (whether at all or to the extent so declared by the Trustees) PROVIDED THAT:

      (a) the exercise of this power shall not prejudice, modify or affect any appointment of capital or income then already made; and

      (b) this power shall not be exercised so that the Beneficiaries shall cease to comprise most of the individuals who are for the time being employed by the Company or so that this Deed ceases to be an employees' share scheme.

7. Corporate Nominees: To allow or cause any part or parts of the Trust Fund to be or become vested in and held and administered by any person or persons approved by the Board as nominee for the Trustees.

8. Grant of Rights: To grant any option or rights of pre-emption and to enter into and execute any pre-emption or other arrangements, dealings, dispositions and dedications whatsoever and to do all other actions or things which the Trustees in their absolute discretion may think expedient in the interests of any one or more of the Beneficiaries.

9. Compromise of Rights: To enter into any compromise or arrangement with respect to or to release or forbear to exercise or to alter or join in altering all or any of the rights as shareholders, debenture homers, debenture stockholders. creditors or stockholders of any company (including the Company) and whether in connection with a scheme of reconstruction or amalgamation or otherwise howsoever and notwithstanding that such compromise, arrangement or alteration may impose on the Trustees increased or new liabilities or obligations and. with full power to accept in or towards satisfaction of all or any of such rights such consideration as they shall in their discretion think fit.

10. Waive Dividends: Without limiting the power conferred by the preceding paragraph 9 but subject to sub-clause 4.6, to waive in whole or in part any entitlement to receive all or any dividends, interest, distribution or other income or capital entitlement attached to or derived from any Shares or other securities of any company for the time being held by the Trustees and whether or not in return for any consideration or benefit.

11. Dealings with Related Trusts: In execution of any of the trusts hereof or in exercise of any of the powers hereby or by law given to the Trustees, to settle appoint or otherwise transfer the Trust Fund or any part thereof or buy or sell property or borrow from or lend money to or carry out any other transaction with the trustees of any other trust or the executors or administrators of any estate, notwithstanding that the Trustees are the same persons as those trustees executors or administrators or any of them, and where the Trustees are the same persons as those trustees executors or administrators the transaction shall be binding on all persons then or thereafter interested hereunder even if effected and evidenced only by an entry in the accounts of the Trustees.

12. Entry into Binding Agreements: To enter into and execute any binding arrangements, agreements, dealings, dispositions and dedications whatsoever and to all the other actions and things which the Trustees may in their absolute discretion think expedient in the interests of any one or more of the Beneficiaries.

13. Voting Rights: The Trustees may exercise or agree to exercise all voting rights appertaining to any investments (including Shares) for the time being forming part of the Trust Fund in as full. free and absolute a manner as if they were absolute owners of such investment and in particular may:

      (a) exercise such voting rights either by voting or by abstaining from voting so as to ensure or further the appointment or reappointment of any one or more of their number to be directors, secretaries or employees of any company in which any part of the Trust Fund may for the time being be invested or of any subsidiary of any such company;

      (b) enter into agreement with any Beneficiary or other person to exercise or refrain from exercising the voting rights attached to any Shares for the time being held by the Trustees in such manner as the Beneficiary may direct and whether in all or only in certain circumstances.

14. Appropriation: To appropriate any investment or property from time to time forming part of the Trust Fund in its actual state of investment in or towards satisfaction of any beneficial interest in the Trust Fund as the Trustees think fit without the necessity of obtaining any consent.

15.   To Pay Tax:

      (a) To pay any duties or taxes or other fiscal impositions (together with any related interest or penalties or other surcharges) in connection with the trusts hereof for which the Trustees may become liable in any part of the world and to make and file all returns and disclosures therewith notwithstanding that such liability or disclosure as aforesaid may not be enforceable through the courts of the place where the trusts declared in this Deed are for the time being administered and to have complete discretion as to the time and manner in which such duties taxes and fiscal impositions shall be paid and no person interested under this Trust shall be entitled to make any claim whatsoever against the Trustees by reason of their making such payment or disclosure;

      (b) To apply all or any part of the Trust Fund or all or any part of the income of the Trust Fund in paying any stamp duty or stamp duty reserve tax payable in respect of any transfer of or agreement to transfer Shares to a Beneficiary.

16.   To Deduct Tax:

      (a) To deduct or withhold from the sums of money paid or credited to the Trustees by any Group Company or from or in respect of amounts paid or property transferred by the Trustees to any of the Beneficiaries any amounts for which the Trustees may as trustees be accountable to any third party;

      (b) To arrange for any Group Company to account to the Inland Revenue or other authority concerned for any amounts deducted or withheld from the sums money paid or credited to the Trustees or any Group Company or from or in respect of any amounts paid or property transferred by the Trustees to any of the Beneficiaries in respect of income tax or any other deductions or withholding required by law.

17. Payments and Receipts: To pay any payment to any Beneficiary into such Beneficiary's bank account and the Trustees shall be discharged from obtaining a receipt or considering, dealing with or otherwise acting in respect of the application of such payment.

18. Infant Beneficiaries and Receipts: To pay to any parent or guardian of any minor any sum or sums of money due to such minor under this Deed and the receipt of any such person shall be a good discharge to the Trustees.

19. Apportionment: To treat all income received by the Trustees as income at the date of receipt irrespective of the period for which the income is payable.

20. Insurance: To effect insurance of any property or any part or parts thereof forming part or parts thereof forming part of the Trust Fund against such risks and for such values as the Trustees may in their discretion determine.

21. Trustees' Interests: To enter into any transaction (including a sale, purchase, lease or loan) notwithstanding that at one or more of their number may have some other interest therein whether in a personal or fiduciary capacity PROVIDED THAT (a) at least one of their number has no such other interest or (b) a duly qualified independent valuer or adviser has advised that the transaction is a fair and reasonable one for the Trustees to enter into having regard either to the interests of all the Beneficiaries or one or more of them but a purchaser shall not be concerned to see that the foregoing provisos have been complied with.

                               THE SECOND SCHEDULE

                      Sub-Clause 8.2: Trustees' Protection

1. Reliance upon Information and Advice: The Trustees shall be entitled to rely without further enquiry on all information supplied to it by the Company or any other Group Company and further may act on the formal advice or considered opinion of any solicitor, broker, actuary, accountant or other professional person whether such advice was obtained by the Trustees or by the Company or other member of the Group and shall not be responsible for any loss so occasioned by their so acting.

2. Indemnity: In the absence of willful or individual fraud or dishonesty on the part of the Trustee (or Trustees) or on the part of the officer(s) of any corporate trustee who is (or are) to be made liable, the Trustees and the officers of any corporate trustee shall be fully indemnified against any actions, claims, demands and liabilities of whatsoever nature arising out of anything properly done or caused to be done by them in exercise of the powers and discretions vested in them by this Deed or otherwise arising out or in connection with the trusts hereof in any manner whatsoever or which is done at the request of the Company (including without limitation to the foregoing taxation and any other fiscal obligation to the state) and in addition the Trustees and their officers as aforesaid shall have the benefit of all the powers, privileges and immunities conferred upon gratuitous trustees by statute or by common law and such indemnity shall be out of the Trust Fund.

3. Delegation: The Trustees may employ at the expense of the income or capital of the Trust Fund any agent or agents to transact all or any business or to do any act of whatsoever nature required to be transacted or done in the execution of the trusts hereof or in the exercise of the powers hereof including the receipt and payment of monies and the execution of documents and if they act reasonably and with due care in the exercise of such powers the Trustees shall not be responsible for the default of or any loss caused by any such agent or agents.

4. Acting by Proper Officer: Every Trustee which is a corporation or company may exercise or concur in exercising any discretion or power conferred on the Trustees by a resolution of such corporation or company or by a resolution of its board of directors or governing body or may delegate the right and power to exercise or concur in exercising any discretion or power to one or more members of its board of directors or governing body or one or more of its officers or employees duly authorised for that purpose notwithstanding that such director, employee or proper officers have a personal or beneficial interest therein.

5. Non-Intervention: The Trustees shall not be required to interfere in the management or conduct of the business of any company wherever resident or incorporated in which the Trust is interested, even if holding the whole or a majority of the shares carrying the control of such company and so long as the Trustees have no notice of any act of dishonesty or misappropriation or money on the part of the directors having the management of such company the Trustees may leave the conduct of its business (including the payment or non-payment of dividends) wholly to its directors and no Beneficiary shall be entitled to require the distribution of any dividend by a company wherever incorporated or resident in which the Trustees may be interested or require the Trustees to exercise any powers they may have of compelling any such distribution.

6. Liability of Co-Trustees: A Trustee shall be liable only for losses arising from his own willful default or willful wrongdoing and shall not be responsible for any act, neglect or default of his fellow Trustee or Trustees to which he was not a party and a Trustee who shall pay or transfer to his fellow Trustee or Trustees or do or omit to do any act or thing thereby enabling such fellow Trustees to receive sums of money or other property for the purposes of the trusts hereof shall not be bound to see to their due application.

7. Breach of Trust: In the administration of the trusts hereof the Trustees shall consider the requirements of:

      (a)   section 86 of the Inheritance Tax Act 1984; and

      (b) any Rules of Good Practice published by any institutional investment committee for so long as such requirements are relevant but shall not be liable for any breach of trust if such requirements are not observed thereby causing any loss, whether by exemption from any taxation or otherwise.

                               THE THIRD SCHEDULE

                            Clause 10: Administration

1. Accounts: The Trustees shall cause to be prepared accounts for the Trust Fund and transactions relating thereto for each successive financial year (and without limiting their obligations in respect of the same shall maintain records within such accounts showing separately the contributions received from each Group Company and the persons for the benefit of whom such contributions are applied) and shall produce the same to the Company duly audited by a chartered accountant within [six months] of the end of the financial year to which they relate.

2. Information: The Trustees shall at the request of the Board provide all such information relating to the Trust Fund as the Board may from time to time request and shall permit the Board and its representatives to inspect all securities, accounts, minutes, records, documents and other papers relating to the Trust Fund or the trusts of this Deed.

3. Acts of the Trustees: Unless there is for the time being a sole trustee of this Trust:

      3.1 Decisions: The Trustees may exercise any power or discretion held or exercisable by them by a majority and need not be unanimous.

      3.2 Meetings: The Trustees may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Unless the Trustees be a corporate sole trustee the quorum for any meeting of the Trustees shall be two and any meeting of the Trustees at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the Trustees generally. The Trustees shall elect a chairman of their meetings and questions arising shall be decided by a majority of votes and in case of equality of votes the chairman or if there is no permanent chairman or if he be not present the chairman of the meeting (who shall be elected by the meeting) shall have a second or casting vote.

      3.3 Written Resolutions: A resolution in writing signed by all the Trustees for the time being shall be as valid and effectual as a resolution passed at a meeting of the Trustees. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Trustees for the time being and such resolutions shall be entered in the minute book referred to in sub-paragraph 3.4.

      3.4 Minutes: The Trustees shall cause proper minutes to be kept and entered in a book provided for the purpose of all their resolutions and proceedings and any such minutes of any meeting of the Trustees if purported to be signed by the chairman of such meeting or by the chairman of a subsequent meeting shall be admissible as prima facie evidence of the manners stated in such minutes.

      3.5 Receipts: Valid and effectual receipts and discharges for any monies or other property payable transferable or deliverable to the Trustees or any of them may be given by any one Trustee or by any person from time to time authorised in writing for the purpose of the Trustees.

      3.6 Delegation: The Trustees may from time to time delegate any business to any one or more of their number.

      3.7   Trustees' Interests:

                  (a) A Trustee shall not be disqualified from voting or taking part in any decision of the Trustees on any matter by virtue of any personal or beneficial interest (actual or prospective) therein; and

            (b) any Trustee or director secretary or employee of a Trustee who is or may become a Beneficiary may exercise his powers and execute his duties as such trustee notwithstanding that he is or may become a Beneficiary; and

            (c) no decision shall be invalidated or questioned on the ground that any Trustee or director, secretary or employee of a Trustee had a direct or other personal interest in the mode or result of such decision or of exercising such power or discretion

            PROVIDED THAT a Trustee or director, secretary or employee of a Trustee may not vote upon any decision affecting him personally either as a potential or existing Beneficiary but this prohibition shall not apply to any amendment to the provisions of this Deed

      3.8 Separation of Resolutions: Where proposals are under consideration concerning the provision of benefits to any Beneficiaries who are Trustees or are officers of a corporate Trustee (including any variation of the same), such proposals may be divided and considered in relation to each such person separately and in such cases each of such persons concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning himself.



The COMMON SEAL of the                    )   Director /s/ R. H. Forbes
Company was hereto affixed                )   Assistant Secretary /s/ J.P. Davies

------------------------------------------
                                                                [Corporate Seal]

------------------------------------------

EXECUTED AS A DEED and              )
DELIVERED on the                    )
date hereof for and on behalf of the)        Director
Trustees in the presence of:        )        Director  /s/ A.O. DART

------------------------------------------


------------------------------------------

                   1994 MICRO FOCUS EMPLOYEE BENEFIT TRUST

                       CERTIFICATE OF SHARE OPTIONS GRANT

                         Date of Grant: _________, 199_

THIS IS TO CERTIFY THAT on the Date of Grant shown above [Firstname] [Lastname]

WAS GRANTED [AMOUNT] OPTIONS, each such option being a right granted by Micro Focus Group Trustees Limited, Reg. No. 58902 ("the Grantor") to purchase a fully-paid Ordinary share of 10p in the capital of Micro Focus Group plc (the "Company") at a price of pounds Sterling ______ per share exclusive of stamp duty.

The terms used in this Certificate and the attached Schedule are defined in the Glossary on the back of this Certificate.

All options are granted subject to the terms and conditions set out in this Certificate and the Schedule hereto.

Subject to the terms and conditions set out in the Schedule, the Options will be exercisable in accordance with the following vesting Schedule:

--------------------------------------------------------------------------------
On or after Vesting Date:   But Before Lapse Date:   Number of options:
-------------------------   ----------------------   ------------------
(________, 19__)            (________, 20__)         20% of the Options
(________, 19__)            (________, 20__)         20% of the Options
(________, 19__)            (________, 20__)         20% of the Options
(________, 20__)            (________, 20__)         20% of the Options
(________, 20__)            (________, 20__)         20% of the Options
--------------------------------------------------------------------------------

In consideration of these Options and as a condition of acceptance of these Options by the Option Holder, the Option Holder hereby agrees with the Grantor to grant the rights to the Grantor and to accept, and undertake to be bound by, the terms and conditions referred to above and as set out in the Schedule.

SIGNED AND DELIVERED as a Deed by Micro Focus Trustee Limited acting by R.A. Connors

                          -----------------------------
                                    DIRECTOR

                  Signed:
                          ---------------------------------
                                  Option-Holder

                                    GLOSSARY

In the Certificate and the attached Schedule:

"the Appendix"          mean the Appendix to the Schedule;

"the board"             means the board of directors of the Grantor or
                        a duly authorized committee of the board of directors;

"Business Day"          means any day between and including Monday and
                        Friday in any week, excluding any day which is a public
                        holiday in either England or California or is not a
                        dealing day of the Stock Exchange in London;

"the Certificate"       means the certificate evidencing the
                        grant of these options to the Option-holder;

"the Company"           means Micro Focus Group Public Limited Company
                        (incorporated in England with reg. no. 1709998);

"the Date of Grant"     means the date upon which these Options are
                        granted as recorded on the Certificate;

"the Employer           means the company in which the Option-holder holds the
 Corporation"           office or employment by virtue of which he or she has
                        been granted these Options;

"EPS"                   means earnings per Share before exceptional items;

"Exercise Price"        means the Pounds Sterling price payable
                        on the exercise of an Option as recorded on the face
                        of the Certificate;

"the Grantor"           means the Micro Focus Trustees Limited
                        incorporated in Jersey with Reg. No. 58902;

"the Group"             means the Company and every other company by
                        which the Company has direct or indirect control;

"Market Price"          means, at any time, the price per share at which
                        shares could then be sold on the Stock Exchange in
                        London as advised to the Options Administrator by the
                        Company's stockbroker;

"Option"                means option hereby granted to acquire a Share;

"the Options
 Administrator"         means the Grantor or other person appointed by
                        the Grantor as the Options Administrator for the time
                        being;

"Option-holder"         means person to whom Options are granted
                        (including upon the death of such person and where
                        the context so requires, his or her personal
                        representatives);

"Option Shares"         means Shares acquired, or to be acquired,
                        by the Option-holder upon the exercise of Options
                        including, in the event of any reconstruction,
                        amalgamation or reorganisation of share capital in
                        the Company, shares representing such Shares and any
                        additional shares acquired by the Option-holder in
                        consequence of his or her holding of such Shares
                        (other than shares for which the Option- holder has
                        given new consideration);

"the Performance
 Criteria"              means the matters set out in the Appendix;

"the schedule"          means the Schedule to the Certificate;

"Share" means a fully-paid Ordinary share of 10p in the capital of the Company;

"vested" means capable of being exercised in accordance with the vesting schedule on the face of the Certificate.

                    1994 MICRO FOCUS EMPLOYEE BENEFIT TRUST

                                    SCHEDULE

               Part A: TERMS AND CONDITIONS SET BY THE GRANTOR

1.   Vesting and Lapse of Options

         (a) After being granted, an Option becomes vested upon being held by the Option-Holder until the Vesting Date for that Option set out in the Certificate.

         (b) An Option lapses and is no longer exercisable after the Lapse Date for that Option set out in the Certificate or the date on which the relevant Performance Criteria shall have failed to be met, if earlier.

2.   Manner of exercise of Option

         (a) Options may be exercised on any occasion after becoming vested and before they have lapsed by:

             (i)the receipt of a notice by the Grantor given by the Option-Holder in the manner prescribed in clause 9 of this Part which identifies the Options that are to be exercised; and

             (ii) the receipt by the Grantor of the aggregate Exercise Price and applicable stamp duty in each case in Pounds Sterling in respect of such Options.

         (b) Upon receipt of a notice of exercise served in accordance with Clause 2(a) above and a remittance for the appropriate Exercise Price the Board of the Grantor shall deliver to the Option-Holder, as appropriate, a duly executed Stock Transfer Form for the number of Shares in respect of which such Options are duly exercised, together with a Share Certificate in respect thereof in the name of the Grantor;

         (c) If all Options represented by the Certificate are not exercised the Board may, at its discretion, endorse the Certificate so as to specify the number of Options which remain to be exercised and require the Option-Holder to deliver the Option Certificate to the Grantor for such purpose.

         (d) Shares transferred pursuant to exercise of Options shall be sold by the Grantor free of all liens, charges or encumbrances and with all rights attaching thereto at the date of receipt of a notice of exercise served in accordance with Clause 2(a) above.

3.   Cessation of employment

         (a) General Rule: Subject to provisions (b) and (c) of this clause, if the Option-Holder ceases to hold employment within the Group for any reason then all Options that have vested prior to the date of notice of termination by either party of the employment relationship will be exercisable by the Option-Holder until the date the Option-Holder ceases to hold employment and will thereafter lapse. All Options that have not become vested prior to the date of such notice will become null and void as of the date of such notice.

         (b) Disability: If the Option-Holder ceases to hold employment within the Group by reason of a certified physical or mental disability which makes it impossible to continue gainful employment for the rest of his or her natural life then all Options which have vested and not lapsed prior to the cessation date may be exercised within the period of one year beginning with the date that the Option-Holder ceased to hold employment within the Group.

         (c) Death: If the Option-Holder ceases to hold employment within the Group by reason of the Option-Holder's death, then all Option which may have vested and not lapsed prior to the cessation date may be exercised by the personal representatives of the Option-Holder within the period of one year beginning with the date of death.

4.    Non-transferability of Options

      Options are personal to the Option-Holder save as set out in Clauses 3(b) and 3(c) above, and may not be exercised by any other person. An Option shall lapse forthwith if it is purportedly assigned, mortgaged, charged or otherwise alienated of if the Option-Holder is adjudicated bankrupt or does or suffers any other act or thing whereby the Option-Holder would or might be deprived of the beneficial ownership of such Option.

5.    Independence of Options

      The statutory, contractual or other rights and obligations of the Option-Holder under the terms of any office, employment, contract or any other relationship with the Company or any other Company in the Group apart from the Options, shall not be affected by the grant or existence of these Options or any other right that the Option-Holder might otherwise have to exercise the Options and these Options shall not afford the Option-Holder any additional rights to continuation of, or to compensation or damages in consequence of the termination of, any office, employment or other relationship for any reason whatsoever.

6.    Sale or transfer of Option Shares

      To avoid inadvertent breach of the United States securities laws, and to promote the acquisition of shares by employees of companies within the Group, if the Option-Holder intends, at any time, to sell, assign or transfer any or all of the Option Shares, the Grantor will have the right of first refusal to purchase or arrange the purchase, sale, assignment or transfer of those Option Shares. The procedures to be adopted for the time being in the case of the Option-Holder wishing to sell Option Shares are as in Clauses 6(a) to 6(e) below:

         (a) The Option-Holder will give notice ("the Initial Sale Notice") to the Options Administrator stating the Option-Holder's intent to sell, assign or transfer the exercised Option Shares. The Initial Sale Notice must be made in writing be given by one of the methods in clause 9 below and state:

             (i) the number of shares to be sold, and

             (ii) the identification of the Option representing the Shares to be sold by quoting the grant date;

             the Options Administrator may then exercise a right of first refusal by proceeding as in Clauses 6(b), (c) or (d) below. If the Options Administrator for any reason declines to exercise this right of first refusal, then Clause 6(e) below will apply instead.

         (b) If the Grantor exercises its right of first refusal then the Options Administrator will make all reasonable efforts to obtain a Market Price quotation from the Company's stockbroker at The Stock Exchange in London for the specified number of Shares by the next dealing day of The Stock Exchange in London and to inform the Option-Holder of the quoted price as soon as practicable, in any event, within 48 hours.

         (c) After receiving the quotation referred to in Clause 6(b) above, if the Option-Holder decides to sell the Option Shares, the Option-Holder must give a notice ("the Sale Confirmation Notice") to the Options Administrator. The Sales Confirmation Notice must be made in writing by one of the methods in Clause 9 below.

             The Sale Confirmation Notice must restate the quotation price and may also state a lesser, minimum price below which the Option-Holder wishes to withdraw from the sale in the event that the minimum price or greater is not achievable.

             For the Sale Confirmation Notice to be valid and accepted and for the sale to take place, the Grantor must be in possession of the following;

             (i) the share certificate(s) for the Option Shares, and

             (ii) a blank form of Stock Transfer, acceptable to The Stock Exchange in London, relating to such Option Shares and signed by the Option-Holder.

         (d) Provided that a valid Sale Confirmation Notice is given by the Option-Holder to the Grantor, then the Grantor will proceed as soon as practicable, either:

             (i) to instruct the Company's stockbroker to sell through The Stock Exchange in London the specified shares on behalf of the Option-Holder in such a way as will avoid contravention of U.S. federal and state security laws as soon as practicable and retain a commission of 1/2% of the gross proceeds for the Grantor's own account; or

             (ii) to purchase or arrange the purchase of the entire specified number of Option Shares at the Market Price quotation and will use its best efforts to do so in such a way as will avoid contravention of the U.S. federal and state securities laws as soon as is practicable and retain a commission for the Grantor's own account equivalent to the commission that would have been charged by the Company's stockbroker on that occasion.

             If any of the actions required of the Option-Holder described in Clauses 6(a), (c) and (d) above are not completed, the Grantor may be unable to complete the sale and in that event, should the Option-Holder wish to proceed with a sale, he or she must repeat the procedures in Clauses 6(a) to 6(d).

             The Grantor will pay the net proceeds of sale to the Option-Holder as soon as is practicable, given the nature of the transactions involved.

             The Company's stockbroker and the Grantor will use all reasonable efforts to achieve the purposes of these arrangements and will each attempt to achieve the Market Price quoted but cannot guarantee it as the Stock Exchange Market Price may shift between the quotation and the sale.

         (e) If the Option-Holder gives the Initial Sale Notice and the Options Administrator does not exercise its right of first refusal and either states this in writing to the Option-Holder or fails to obtain from the Company's stockbroker the Market Price quotation referred to in Clause 6(d) above by the end of the Business Day following that in which the Options Administrator received the Initial Sale Notice, then for the next five Business Days, the Option-Holder shall be at liberty subject to compliance with all applicable requirements of U.S. federal and state securities laws, The Stock Exchange in London, and any other government or other regulatory or advisory body whether in the United Kingdom or United States of America, to sell, assign or transfer such Option Shares to any person on any terms, provided that the Option-Holder gives the Options Administrator notice in writing of that sale, assignment or transfer in accordance with Clause 9 within such five Business Days.

             If the Shareholder does sell, assign or transfer the Option Shares and notify the Options Administrator of that sale, assignment or transfer in accordance with Clause 9 below within such five Business Days, then when next the Option-Holder wishes to sell, assign or transfer any Option Shares he or she must repeat the procedures set forth in Clause 6(a) to 6(d) above so that the Grantor may again utilise its right of first refusal.

         (f) The Grantor may expand or change these procedures to accommodate The Stock Exchange in London or the Company's Stockbroker's trading practice or to ensure practicability of the administration procedures or to ensure an effective service for the sale, assignment or transfer of the Option Shares on behalf of the Option-Holder and in the case of assignment or transfer may add new procedures. Any such change will be notified to the Option-Holder.

7.   Alteration of these Terms and Conditions

         (a) The Grantor may at any time alter or add to the terms and conditions of these Options in any respect, subject to, if necessary, the approval of the Shareholders of the Company and the various legislation in effect at the time of the change;

         (b) The Board of Directors of the Grantor shall give to the Option-Holder written notice of any such alteration or addition.

8.   Right of First Refusal

     The Grantor may assign the right of first person or persons and in that event

             (i) the Grantor shall give notice in writing to the Option-Holder, and

             (ii) the provisions of Clause 6 shall be read and construed as if all references to "the Grantor" or "the Options Administrator" were references to the assignee.

9.   Service of Notices

      For the purposes of the notices to be given to the recipient under Clauses 2(a), 6(a), 6(c) and 6(e) only, a notice must be sent, received and acknowledged as follows-

         (a) the notice must be given to the recipient using one or more of the following methods

             (i) by personal delivery in writing to the recipient, or in the case of Options Administrator, his or her designee; or

             (ii) by electronic mail to the recipient's identification code "OPTIONS" using the Group's electronic mail system; or

             (iii) by facsimile to the recipient's FAX machine, which must be compatible with those used by the Grantor.

         (b) The notice must be received by the recipient using any of the above methods, in order to be considered given

         (c) The recipient must make his or her best efforts to act upon the notice as soon as reasonably practicable after actual receipt of the notice.

10.   Applicable law

      The rights and obligations of the Option-Holder and the Grantor under the terms and conditions set out in this Certificate, the Schedule and the Appendix are subject to all applicable requirements of U.S. federal and state laws and with all applicable requirements of The Stock Exchange in London and any government or other regulatory or advisory body whether in the United Kingdom or the United States of America. Save as aforesaid this certificate, the schedule and the appendix shall be governed by and construed in accordance with the laws of England

11.   Force Majeure

      Notwithstanding any other provision of the Certificate this Schedule or of the Appendix, no default, delay or failure to perform on the part of any party shall be considered a breach of any term or condition of this Certificate or the Schedule if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the party charged therewith, including, but not limited to, causes such as strikes, lockouts or other labour disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes or other acts of the public enemy, nuclear disasters, default of a common carrier or failure of a communication system

12.   Disclaimer

      Neither the Company nor, the Grantor, their officers, directors, employees or agents warrants any benefit or value from the holding or sale of any option or the acquisition, holding or sale of any share, nor guarantees any such benefits or value that might be perceived by the option-Holder or by any other person, nor guarantees the effect of any act contemplated herein.

                        PART B : REGULATORY REQUIREMENTS

13.   Shareholders' circulars

      The option-Holder shall be sent copies of all documents (including the annual directors' report and accounts), other than proxy or voting forms, sent to the holders of Shares

14.   Stock Exchange listing

      As required by The Stock Exchange in London to be drawn to the attention of the Option-holder all Shares allotted upon the exercise of Options shall rank equally in all respects with the Shares then in issue and the Company shall apply to the Council of The Stock Exchange, in London for such Shares to be admitted to the Official List of The Stock Exchange.

      Restrictions imposed upon the exercise of options and the disposal of shares

         (a) Options may not in any event be exercised unless such exercise is in compliance with the U.S. Securities Act of 1933 (as amended), if applicable, and all applicable, U.S state securities laws, as they are in effect at that time;

         (b) In exercising Options the Option-holder shall have regard to the provisions of the Model Code for Securities Transactions by Directors of Listed Companies issued by The Stock Exchange, London, in April 1981, a copy of which may be obtained from the Options Administrator;

         (c) Unless sold outside of the United States of America in a manner which removes the sale from the purview of the U.S. federal securities laws, all Shares acquired upon the exercise of Options must be held indefinitely unless they are registered under the Securities Act of 1933 or an exemption from registration is available;

         (d) The transfer of any Shares acquired upon the exercise of Options may be restricted or affected by various state securities laws in the United States of America.

         (e) In disposing of any Shares acquired pursuant to the exercise of Options, the Option-Holder shall have regard to the provisions of the U.K. Company Securities (Insider Dealing) Act 1985, a copy of which may be obtained from the Options Administrator, and the Model Code referred to in clause 14(b) above.

15. Restrictions imposed upon the exercise of options and the disposal of shares

         (a) Options may not in any event be exercised unless such exercise is in compliance with the U.S. Securities Act of 1933 (as amended), if applicable, and all applicable U.S. state securities laws, as they are in effect at that time;

         (b) in exercising Options the option-Holder shall have regard to the provisions of the Model Code for Securities Transactions by Directors of Listed Companies issued by The Stock Exchange in London, a copy of which may be obtained from the Options Administrator;

         (c) unless sold outside the United States of America in a manner which removes the sale from the purview of the U.S. federal securities laws, all Shares acquired upon the exercise of Options must be held indefinitely unless they are registered under the Securities Act of 1933 or an exemption from registration is available

         (d) the transfer of any Shares acquired upon the exercise of Options may be restricted or affected by various state securities laws in the United States of America

         (e) in disposing of any Shares acquired pursuant to the exercise of Options, the Option-Holder shall (inter alia) have regard to the provisions relating to Insider

             Dealing set out in the U.K. Criminal Justice Act 1993, a copy of which may be obtained from the Options Administrator, and the Model Code referred to in Clause 2(b) above

16.   Reconstruction or amalgamation

      If an arrangement between the Company and any person holding shares in the Company is proposed for the purpose of or in connection with a scheme for the reconstruction of the Company or the amalgamation of the Company and any one or more other companies (whether or not involving the subsequent winding-up of the Company) and under the arrangement the Company will cease to be the holding company of the Micro Focus group of companies then the Board shall give notice in writing to the Option-Holder either:

         (a) that the Company shall as a condition of the Company's agreement to such arrangement require that the company which is to become the holding company of the Micro Focus group of companies ("the New Company") shall, subject to compliance with any applicable laws or regulations for the time being in force in the United States of America or the United Kingdom or any necessary consents or approvals from any government or other regulatory or advisory body whether in the United Kingdom or the United States of America or elsewhere, procure the grant to the Option-Holder of a new option or options of equivalent value in substitution for these Options, PROVIDED THAT upon the grant (or substitution) of such new option (or options) the Option-Holder releases the Grantor from all the obligations and liabilities arising under or in connection with these Options with the intent that all these Options shall thereupon cease to be exercisable, or

         (b) that the Options not yet exercised on the date of such Notice shall accelerate and become exercisable in full prior to the reconstruction or amalgamation of the Company at such times and on such occasions as the Board shall determine.

17.   Winding Up of the Company

      In the event of notice being given to shareholders of a resolution for the winding-up of the Company

         (a) Options vested on the date of such notice may be exercised within the period of 6 months beginning with the date on which such resolution is passed and shall cease to be exercisable at the end of that period, and

         (b) Options which are not vested on the date of such notice shall immediately cease to be exercisable

18.  Variation in Share Capital

         (a) As permitted by The Stock Exchange in London, in the event of any change in the number of Shares in issue by way of a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, the board of the Grantor will make the appropriate adjustment to

            (i)  the number of Options; and/or

            (ii)  the Exercise Price payable upon the exercise of an Option;

            and

         (b) written notice of any such adjustment shall be given to the Option-Holder.

19.   Alteration of terms and conditions

      As required by the California Commissioner of Corporations, no alteration or addition shall be made pursuant to Clause 7 of Part A of the schedule which adversely affects the Option-Holder without his or her written consent.

20.   Withholding Taxes

      If any withholding obligation of any company in the Group shall arise with respect to the Option-Holder as the result of my transaction relating to the Options or the Option Shares, the option-Holder will pay or make adequate provision for any such withholding obligation.

21.   Minimum vesting schedule

      As required by the California Commission of Corporations, the vesting schedule in the Certificate must be such that the Options will vest at no later than at a rate of twenty percent (20%) per year for each full year that the Option-holder remains continuously employed by the Group since the Date of Grant.

 PART C: ADDITIONAL TERMS AND CONDITIONS REOUIREr) BY U.S. TAX RULES IN THE
                        CASE OF AN INCENTIVE STOCK OPTION

1.   Definitions

     In this part of the schedule:

     (a) Incentive Stock       means an incentive stock option within
         Option                the meaning of section 422A of the Code;

     (b) the ISO Group         means the Company and any other company
                               which is a Parent Corporation or
                               Subsidiary Corporation of the Company;

     (c) Parent Corporation    means any corporation (other than the
                               Employer Corporation) in an unbroken
                               chain of corporations ending with the
                               Employer Corporation it, at the Date of
                               Grant, each of the corporations other
                               than the Employer Corporation owns stock
                               (or shares) possessing 50% or more of the total combined voting power of all classes of stock (or shares) in one of the other corporations in such chain;

     (d) Predecessor           means a corporation which was a party to
         Corporation           a transaction described in section 425(a)
                               of the Code (or which would be so described if substitutions or assumption under such section had been effective) with the Company, or a corporation which, at the Date of Grant, is a related corporation of the Company or a Predecessor Corporation of any of such corporations;

     (e) Subsidiary            means any corporation (other than the
         corporation           Employer Corporation) in an unbroken
                               chain of corporations beginning with the Employer
                               Corporation if, at the Date of Grant, each of the corporations other than the last corporation in the unbroken chain owns stock (or shares) possessing 50% or more of the total combined voting power of all classes of stock (or shares) in one of the other corporations in such chains.

      Words and phrases not otherwise defined have the same meanings as in the Glossary on the reverse of the Certificate.

      For the purpose of ensuring that an Option which is subject to these terms and conditions will qualify as an Incentive Stock Option, the provisions of the Certificate and Parts A and B C of this Schedule insofar as they apply to any such Option shall be read and construed as if all references to "the ISO Group" were substituted for all reference to "the Group".

2.   Currency conversion

         (a) If at the date of grant of an Option the Option-holder is in receipt of "compensation (as defined in section 3231 (e) of the Code) in US dollars, then

             Clause 2(b) will apply to that Option, unless the operation of Clause 2(c) has made Clause 2(b) inapplicable.

         (b) If the conversion rate on the date of exercise of any Option has changed such that a reduced number of dollars is required to purchase the number of Pounds Sterling needed to make up the Exercise Price than would be so required at the Conversion Rate that existed on the Date of Grant, then the Exercise Price (in Pounds Sterling) for that Option will be increased by the amount of such reduction in dollars, converted into Pounds Sterling at the Conversion Rate on the date of exercise.

         (c) Clause 2(b) will not apply if, before the first date on which the Option-holder exercises an Option granted under the circumstances in Clause 2(a), the United States Internal Revenue Service has given a ruling to the effect that the benefit of favourable tax treatment under section 421 of the Code is available on exercise of that Option, even if the rate of exchange between Pounds Sterling and the US Dollar has changed, as described in Clause 2(b), since the Date of Grant.

3.    Variation in share capital

      No adjustment or addition shall be made pursuant to Clause 7 of Part A of the Schedule or pursuant to Clause 7 of Part B of the Schedule which would give the Option-holder additional benefits under any Incentive Stock Option as provided in section 425(h) (3) of the Code.

4.    Notice of disqualifying disposition

      To enable the Group to comply with any obligations, including withholding tax, which it may have as the result of an early sale or disposition of the Option Shares, if the Option-holder sells or otherwise disposes of any of the Option Shares acquired subject to this Part C before the later of:

         (a) the date two years after the Date of Grant of the Incentive Stock Option by which the Option Shares were acquired; and

         (b) the date one year after transfer of such Option Shares to the Option-holder upon exercise of the Incentive Stock Option by which the Option Shares were acquired;

         then the Option-holder will immediately notify the Company in writing of said disposition.

    PART D: TERM NECESSARY TO ENSURE THAT A NON-OUALIFIED STOCK OPTION IS NOT
                      TREATED AS AN INCENTIVE STOCK OPTION

      Options which are granted subject to this Part D of the Schedule are not intended to be incentive Stock Options within the meaning of Section 422A of the Code. These Options may be exercised at any time subject to the terms and conditions of Parts A and H of the Schedule.

  PART E: ADDITIONAL TERMS AND CONDITIONS REOUIRED BY UK TAX RULES IN THE CASE
    OF AN OPTION GRANTED UNDER THE MICRO FOCUS GROUP INLAND REVENUE APPROVED
                               SHARE OPTION SCHEME

1.   Definitions

     In this Part of the Schedule:

     (a) "Close Company" has the same meaning as in Chapter III of Part XI of the Income and Corporation Taxes Act 1970 SAVE THAT in determining whether a company is a Close Company for the purposes of the Scheme, sections 282(1)
                         (a) and 283 of that Act shall be disregarded;

     (b) "material       has the same meaning as in Chapter III of Part
         interest"       XI of the Taxes Act SAVE THAT in determining
                         for the purposes of this Scheme and Schedule whether a person has or has had a material interest in a company, section 285(6) and paragraph (ii) of the proviso to
                         section 303(3) of that Act shall have effect with the substitution for the references to 10%;

     (c) "the Scheme"    means the Micro Focus Inland Revenue Approved Share
                         Option Scheme established by the Company (by resolution) of the Board dated 23rd April 1987) in accordance with the Plan.

      Words and phrases not otherwise defined in this Part of the Schedule or Part A or B of the Schedule have the same meaning as in section 38 and
      Schedule 10 of the Finance Act 1984.

      Words denoting the masculine gender shall include the feminine.

2.    Applicability of this Part

      An Option which is subject to this Part of the Schedule is granted in accordance with the Micro Focus Group Inland Revenue Approved Share Option Scheme established by resolution of the Board on 23rd April 1987 (the "Approved Scheme"). The board of Directors of the Grantor will have the right to make amendments or modifications to the Approved Scheme and/or any of the terms and conditions of the Certificate and all Parts of its Schedule to which Approved Options are subject in order to ensure that Inland Revenue approval is obtained.

3.    Interest in Close Company

      An Option which is subject to this Part of the Schedule may not be exercised at any time when the Option-holder has, or has within the preceding twelve months, had a material interest in a Close Company being either the Company or a company which has control of the Company or is a member of a consortium which owns such a company.

4.    Alterations or Additions

      After the Board of Inland Revenue has approved the Scheme pursuant to
      Schedule 10 of the Finance Act 1984, no alteration or addition shall be made to any term or condition of any Option granted in accordance with the Scheme without the prior approval of the Board of Inland Revenue.

     PART F: ADDITIONAL TERMS AND CONDITIONS OF UK UNAPPROVED SHARE OPTIONS

     Options subject to this Part of the Schedule are not granted in accordance with the Micro Focus Group Inland Revenue Approved Share Option Scheme and are not intended to qualify for favourable UK tax treatment under the Finance Act 1984.